ASSIGNMENT AGREEMENT

THIS AGREEMENT made the 23rd day of February, 2004.

BETWEEN:

FAIRCHILD INTERNATIONAL CORPORATION

(herein called "Fairchild")

OF THE FIRST PART

AND:

MICRON ENVIRO SYSTEMS INC.

(herein called "Micron")

OF THE SECOND PART

WHEREAS:

A.

Pursuant to the terms of a participation agreement dated September 30, 2003 (the "Participation Agreement") between Patch Energy Inc. ("Patch"), and PB Energy USA Inc. ("PB"), Patch was granted the right to earn a 3.75% working interest in the Test Well and a 3.75% working interest in the Program Lands (as those capitalized terms are defined in this Participation Agreement) by paying 5% of the Prospect Acquisition Costs being US$15,000, 5% of the Test Well Operations and 3.75% of the costs of Development of Program Lands, (collectively "the Costs") (as those capitalized terms are defined in the Participation Agreement (the "Interest") herein attached as Exhibit "A";

B.

Pursuant to the terms of a sub-participation agreement (the "Sub-Participation Agreement") dated November 6, 2003 between Patch and Fairchild, Fairchild was granted the right to earn a 1.875% interest in the Test Well and the Program Lands, being a one-half (1/2) share of the Interest, in consideration of incurring an equal percentage of the costs associated with the acquisition of the Interest herein attached as Exhibit "B";

C.

Fairchild has agreed to assign to Micron one-fifth (1/5) of its interest in the Sub-Participation Agreement, being the right to earn a .375% interest (the "Assigned Interest") in the Test Well and the Program Lands in consideration of Micron assuming an equal share (1/5) of Fairchild's costs (the "Assumed Costs") under the Sub-Participation Agreement;

THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

1.

PARTICIPATION

1.1

Fairchild hereby agrees to grant to Micron the right to earn the Assigned Interest.

1.2

In order to earn the Assigned Interest Micron shall fund the Assumed Costs and in this regard Micron shall pay such Assumed Costs as and when requested by Fairchild in order that Fairchild may fulfill its obligations under the Sub-Participation Agreement in respect of the Assumed Costs provided that, if Micron fails to make any such payments, its right to earn the Assigned Interest shall cease and this Agreement shall be terminated.

1.3

In circumstances where Micron incurs all the Assumed Costs, it shall have earned the right to the Assigned Interest and, in such instance, Fairchild shall use its reasonable best efforts to seek the consents necessary to assign the Assumed Interest to Micron provided that, if such consents are not obtained, Fairchild shall hold the Assigned Interest in trust for Micron.

2.

REPRESENTATIONS AND WARRANTIES OF FAIRCHILD

2.1

Fairchild represents and warrants to Micron in order to induce Micron to enter into this Agreement, as follows:

(a)

the Participation Agreement is in good standing, not in default and enforceable by Patch in accordance with its terms;

(b)

the Sub-Participation Agreement is in good standing, not in default and enforceable by Fairchild in accordance with its terms;

(c)

Patch has not assigned, transferred, optioned or otherwise encumbered the Interest except as provided for in the Sub-Participation Agreement;

(d)

Fairchild has not assigned, transferred, optioned or otherwise encumbered the Partial Interest except as provided for herein and otherwise as to the assignment of a further one-fifth (1/5) of its interest in the Sub-Participation Agreement to Habanero Resources Inc.; and

(e)

Fairchild has all corporate authority and has obtained any and all consents required to enter into this Agreement.

3.

REPRESENTATIONS AND WARRANTIES OF MICRON

3.1

Micron represents and warrants to Fairchild in order to induce Fairchild to enter into this Agreement that Micron has all corporate authority and has obtained any and all consents required to enter into this Agreement.

4.

COVENANTS OF FAIRCHILD

4.1

Fairchild covenants with Micron that it shall:

(a)

upon receipt of any payments from Micron pursuant to section 1.2 hereof, advance those payments to Patch in accordance with the terms of the Sub-Participation Agreement;

(b)

keep Micron informed in a timely manner of the operations under the Participation Agreement and shall provide Micron with copies of any data it shall receive pursuant to the Sub-Participation Agreement; and

(c)

upon Micron having earned the Assigned Interest, forthwith upon receipt of same, forward any revenues received by Fairchild on account of the Assigned Interest to Micron.

5.

GENERAL

5.1

Time shall be of the essence in this Agreement.

5.2

This Agreement may be executed in counterpart and delivered by facsimile transmission and each counterpart, once so delivered to the other party, shall be binding on the parties.

5.3

This Agreement shall be subject to, interpreted, construed and enforced in accordance with the laws in effect in the Province of British Columbia.  Each party accepts the jurisdiction of the courts of the Province of British Columbia.

5.4

This Agreement supersedes and replaces all other agreements, documents, discussions and verbal understandings between the parties with respect to the Interest and contains the entire agreement between the parties.

5.5

The address for service of notices for each party is:

To Fairchild: Fairchild International Corporation Suite 1220 - 666 Burrard Street Vancouver, BC V6C 2X8 Attention: George Tsafalas

To Micron: Micron Enviro Systems Inc. Suite 1205 - 789 West Pender Street Vancouver, B.C. V6C 1H2 Attention: Bernard McDougall

5.6

This Agreement shall enure to the benefit of and be binding upon the parties hereto and each of their respective successors and assigns.

5.7

Each of the parties covenant and agree to do such acts and execute and deliver all such documents, conveyance and transfers as may be reasonably requested or required by the other party, in order to fully perform and carry out the terms of this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first set out above.

FAIRCHILD INTERNATIONAL CORPORATION

Per:

/s/ George Tsafalas

      Authorized Signatory

MICRON ENVIRO SYSTEMS INC.

Per:

/s/ Bernard McDougall

      Authorized Signatory

PARTICIPATION AGREEMENT

This AGREEMENT dated for reference this 30th day of September, 2003, between PB ENERGY USA, INC. c/o 525-999 West Hastings Street, Vancouver, BC, V6C 2W2 ("PB") and the Participant setout in Schedule "A" (the "Participant").

WHEREAS:

1.

PB has assembled an oil and gas prospect on the Prospect Lands located in Goliad County, Texas, as hereinafter defined;

2.

The Participant desires to participate with PB in the Program on the Prospect Lands;

3.

PB has agreed to the participation, and will manage the interests of the Participant earned under this agreement on the terms and conditions hereinafter defined.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and covenants contained in this agreement, the parties agree as follows:

1.

Interpretation

(1)

In this agreement, terms defined in the Operating Agreement and not otherwise defined shall have the meanings ascribed to those terms in the Operating Agreement and are incorporated herein by reference.  In addition, the following defined terms shall be applicable:

(a)

"AMI" means those lands within the boundaries set forth in Exhibit "A" to the Operating Agreement;

(b)

"Encumbrances" means those royalties described as "Encumbrances" in Schedule "B" an such other encumbrances as may be determined and accepted by the Non Operating participants under the Operating Agreement;

(c)

"Operations" means all operations to be conducted by PB on the Program Lands, including conducting, where appropriate delineation by seismic; acquisition by farmin or otherwise of lands in the AMI; the drilling, testing, completing, equipping or abandoning of prospects; the installation of processing facilities; and the production and marketing of petroleum substances from the Program Lands;

(d)

"Operating Agreement" means the 1982 Form 610 AAPL Joint Operating Agreement, including the 1984 COPAS Accounting Procedure, a copy of which is attached hereto as Schedule "C";

(e)

"Operator" means the contract Operator to be appointed under the Operating Agreement as provided for in paragraph 8(1);

(f)

"Participating Interest" means the undivided percentage Net Revenue interest acquired by the Participant in the Program Lands as set out in Schedule "A";

(g)

"Participating Interest Share" means the Participant's portion of costs expressed as a percentage due and payable in connection with Operations;

(h)

"Program" means the drilling program to be conducted by PB in drilling a Test Well on the Prospect Lands at a location to be determined by PB and its Consulting Geologists in their absolute discretion;

(i)

"Program Lands" means all of the oil and gas leased lands now owned or to be acquired by PB located in Goliad County, Texas or within the AMI;

(j)

"Program Period" means the period commencing on the date of this agreement and continuing until the earliest of:

(a)

the date on which the Participant has elected either directly or indirectly to terminate its participation in the Program; or

(ii) the date PB ceases to hold an interest in the Program Lands.

(a)

"Prospect" means a geological prospect delineated as to prospective horizons and geographic boundaries conceived and developed by PB or its agents on the prospect;

(b)

"Prospect Lands" means the lands encompassing the Prospect as more particularly described in Schedule "B";

(c)

"Prospect Acquisition Costs" means PB's fixed costs of land assembly, lease acquisition, lease rentals, syndication fees, engineering costs, permitting and all other costs attributable to acquiring the Prospect Lands and preparing the Prospect for the drilling of the Test Well on the Prospect Lands including a reasonable charge for administration ;

(d)

"Prospect Working Interest" means the working interest of the Participant in the Prospect Lands acquired under the terms of this agreement as defined in Schedule "A";

(e)

"Test Well" means the proposed well or substitute well which is to be drilled on the Prospect Lands; and

(f)

"Title Documents" means the documents of title set forth in Schedule "B".

(2)

The headings in this agreement are inserted for convenience of reference only and shall not affect the meaning or construction of this agreement.

(3)

Nothing shall be construed as creating a partnership of any kind or as imposing on any party to this agreement any partnership duty obligation or liability to any other party.

2.

Participation

(1)

PB hereby offers and the Participant accepts the right to participate in the drilling of a Test well on the Prospect Lands to the extent of the Prospect Working Interest.

(2)

PB will upon execution of this agreement provide to the Participant or a representative of the Participant with the following information with respect to the Prospect:

(a)

a description of the Prospect and the location and target depth of the Test Well;

(b)

access to all seismic, engineering data and title documents covering the Program Lands; and

(c)

particulars of any geophysical work contemplated.

3.

Participating interests and costs

(1)

The Participant agrees to pay on execution of this agreement its Participating Interest Share of all Prospect Acquisition Costs.

(2)

The Participant further agrees to pay its Participating Interest Share of third party exploration costs, drilling costs, completion costs and equipping costs relating to the Test Well when due and PB shall, either itself or through third parties, pay all remaining costs of the Test Well.

(3)

PB shall be entitled to make monthly calls for cash advances from the Participant:

(a)

for the Participating Interest Share of anticipated expenditures for Operations to be incurred in the coming month as summarized in an Authorization for Expenditures presented by the Operator as provided for in subparagraph 4; and

(b)

for any excess of the Participating Interest Share of actual expenditures incurred on behalf of the Participant with respect to the Program Lands and Test Well over amounts previously advanced by the Participant with respect to the Operations pursuant to previous calls by PB under this paragraph.

(4)

Once a Test Well has been drilled to Objective Depth the Participant shall have the right to elect, upon receiving all information available in respect of the Test Well, to participate in the setting of production casing for and completion of the Test Well as described in the Authorization for Expenditure and contemplated in Clause 3(3)(a).  If the Participant elects not to participate in the proposed casing and completion of a Test Well and such operation is carried out, the Participant shall be subject to those penalties applicable pursuant to the Operating Agreement.  If the Participant elects not to participate and as a result thereof there is a production penalty or forfeiture of lands pursuant to the Operating Agreement, the Participant shall nonetheless be considered to have participated fully in the Test Well on the Program Lands subject to such restrictions as may be imposed on PB under the Operating Agreement arising out of the Participant's election to withdraw.

(5)

Subject to Clause 3(6), if the Participant elects to participate in the completion of the Test Well, the Participant shall, notwithstanding that it owns only the Participating Interest in that Test Well, pay the Participating Interest Share of all completion costs and expenses which shall include the costs of the wellhead and other required surface production equipment, and all pipelines and meters required to produce and transport the gas production to a gas sales line or other point where the production can be marketed and sold.

(6)

If all parties with an interest in the Test Well elect to abandon the Test Well, the Participant shall (only if it has participated in the drilling of the Test Well) pay the Participating Interest Share of all costs associated with the plugging and abandoning of it notwithstanding that it owns only the Participating Interest in that Test Well.

(7)

An Authorization for Expenditure for the Test Well shall be forwarded to the Participant prior to commencement of drilling operations in respect of it.  This Authorization for Expenditure shall represent the Operator's and PB's good faith estimate of the costs of the Test Well, and PB shall have the right from time to time to demand and receive from the Participant no earlier than 45 days prior to the expected spud date of the Test Well payment in advance of the Participant's respective share of the Authorization of  Expenditure for the Test Well as to all amounts up to but not including casing of the Test Well.  The Participant shall pay the full amount of the payment so invoiced 30 days prior to commencement of Operations for the Test Well.  PB shall only use such monies for the Test Well in question, and shall immediately return such monies to the Participant if the Test Well is not drilled or if the monies delivered are in excess of what is required for the Participating Interest Share of the Operations.  If the Participant fails to pay for such costs and expenses as provided for herein then PB's sole remedy shall be to terminate this Agreement by written notice to the Participant.

(8)

If the drilling of a Test Well becomes impractical, PB shall immediately provide notice to the Participant and shall as soon as reasonably possible propose a substitute well.  All rights and obligations under this Agreement shall continue to apply to the substitute well as if the substitute well was the Test Well provided for herein.

4.

Earning Assignment

(1)

Upon the Participant paying to PB its share of the costs of drilling and if applicable completing a Test Well as provided for in Clause 3(2) hereof, the Participant shall earn and PB shall be deemed to have immediately assigned to the Participant a undivided interest equal to the Participating Working Interest in the Test Well and Program Lands free and clear of all royalties, claims, penalties or other encumbrances except the Encumbrances.

(2)

Immediately upon the Participant earning an interest in the Test Well and the Program Lands, PB shall do all things as may be reasonably requested by the Participant to transfer to the Participant legal title to the Participating Working Interest earned by the Participant, including formal recognition of the Participant's interest in the Title Documents and the Operating Agreement as provided for under the Operating Agreement, and prior to such transfer, PB shall hold the Participant Interest in trust for it.  In connection therewith, PB shall in a timely fashion provide copies of all notices (including all notices of proposed Operations and default notices) issued in respect of the Prospect Lands and Test Well that the Participant earns an interest in. In addition, PB shall immediately after receipt provide to the Participant its share of the revenue from the Prospect Lands which PB may receive on behalf of the Participant.

5.

Representations and Warranties

While PB does not represent or warrant title to the Prospect Lands, it does represent and warrant:

(a)

that it is a body corporate duly organized and validly existing under the laws of the State of Nevada that it will be registered to carry on business in the State of Texas and that it will register and maintain registration to carry on business in all other States where registration becomes necessary to conduct the Program;

(b)

that it has all requisite power and authority to carry on its business as presently conducted, to enter into this agreement, and to perform its obligations under this agreement;

(c)

that the consummation of the transactions contemplated by this agreement will not violate, nor be in conflict with, any material provisions of its articles, by-laws or governing documents, or any material provision of any agreement or instrument to which it is a party or is bound;

(d)

that the execution, delivery and performance of this agreement and transactions contemplated by it have been duly and validly authorized by all requisite action, corporate and otherwise, on its part;

(e)

that this agreement and all documents and instruments required under it to be executed and delivered by it shall constitute legal, valid and binding obligations of it enforceable in accordance with their terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and similar laws, as well as statues of general application limiting contractual rights and equitable limitations on the availability of remedies; and

(f)

that except for the Encumbrances, the Prospect Lands are not subject to any royalties, net profits interest, claims or encumbrances created by, through or under PB or it affiliates, or of which PB or its affiliates have knowledge.

6.

Well Geologic and Geophysical Data

PB will provide the Participant with access to all seismic, geological, geophysical and other data relevant to the Test Well made available to it by the Operator as soon as reasonably possible, and shall provide the Participant at all times with drilling reports, including logs pertaining to the Test Wells as received from the Operator.  The Participant will have full access to the Test Well and all information relating thereto during drilling and/or completion of it.

7.

Operating Agreement

(1)

Subject to the provisions of this agreement, all Operations to be conducted on the Program Lands from and after the date that PB and the Participant earn or acquire an interest in the Prospect shall be conducted in accordance with the Operating Agreement and PB and its duly authorized agent shall be designated as the initial operator under this agreement.  The interests and obligations of PB and the Participant for the purposes of the Operating Agreement will be in accordance with their respective Participating Working Interests.

(2)

In the event of any conflict between the provisions of this agreement and the provisions of the Operating Agreement, then, as between the parties, this agreement shall govern.

(3)

In the event that PB and the Participant pursuant to this agreement, acquire or become entitled to acquire an interest in any Prospect which is subject to another accounting procedure and Operating Agreement ("Third Party Operating Agreement"), operations will be conducted in accordance with the Third Party Operating Agreement.  In the event there is not an existing operating agreement relating to the Prospects, PB is authorized to negotiate an operating agreement on the most favorable terms available to the parties.  To the extent that Operations are governed by the provisions of a Third Party Operating Agreement, the parties acknowledge that as between the parties with respect to in any proposed abandonment's, surrenders, dispositions or independent operations, the time period for notices with respect to it shall be the time specified in the Third Party Operating Agreement as the time for giving notices and the time for replying to the notices shall be one-half of the time specified in the Third Party Operating Agreement, the intention being that the parties shall make their elections as between themselves in priority to communicating the elections to third parties.

(4)

Notwithstanding paragraph 7(1) and (3), any casing point elections, independent operation elections and surrender or abandonment elections which may be required under the Operating Agreement or Third Party Operating Agreement shall be made by PB without regard to the interests of the Participants, and the Participants shall be bound by the elections.

8.

Operations on Program Lands

(1)

The management and supervision of Operations on Program Lands is entrusted to and undertaken by PB.  PB shall act in good faith and shall conduct all Operations in a good and workmanlike manner, in accordance with good oilfield practice.  In carrying out the responsibilities, PB shall provide either directly or through designated agents and operators the following services:

(a)

review on behalf of the Participant all reports tendered by any third party operator, and provide any required expertise on behalf of the Participant to facilitate the proper conduct of operations in respect thereof;

(b)

keep and maintain at all times true and accurate books, records and accounts in which shall be contained full and complete particulars of all operations, receipts and disbursements relating to the Program Lands;

(c)

arrange for and negotiate, as agent for each Participant, all contracts with third parties for the proper management of the Program Lands and endeavor to ensure that all necessary governmental licenses, permits and approvals for work and projects in respect of the Program Lands are obtained;

(d)

maintain custody of and administer all the land records and documents for the Program Lands, including timely payment of rentals and royalties, the setting up and maintaining of document and correspondence files, land files and rental records, and generally supply all services provided by the lease and land records department of an oil company;

(e)

provide supervision of all Operations and the examination, analysis and evaluation of engineering and geological data accumulated in the course of operation of the Program Lands;

(f)

in the ordinary course of business, arrange for and negotiate all contracts with third parties for the acquisition of surface rights and easements, and apply for all necessary government licenses, permits and approvals of work and projects to be carried out;

(g)

carry out all marketing services for the disposition of all oil, gas, sulfur, minerals and natural gas liquids which may be produced from the Program Lands; and

(h)

at the request and expense of the Participant, maintain in force with a reputable insurance company the policies and amounts of insurance (naming the Participant or its nominees as the named insured) which PB would prudently carry to protect itself against loss or destruction of any of the assets of the Program and liability to third parties for bodily injury, death and property damage with applicable deductible limits, and the Participant agrees that any further coverage it may require shall be its sole responsibility.

(2)

Until the Participant shall have earned an interest in a Prospect, the clauses of the Operating Agreement shall apply, mutatis mutandis, to this agreement and to all Operations of PB and the Participant carried out with respect to the Program Lands pursuant to this agreement.  The term "Operator" in the Operating Agreement shall be deemed to refer to PB and its duly appointed Contract Operator or agent.

(3)

All costs of work done or expenses incurred in relation to any Prospect will be charged in accordance with the provisions of the Accounting Procedure, to the extent the provisions of the procedure do not conflict with the provisions of this agreement.

(4)

The Participant shall indemnify PB from and against all liability, cost, risk and expense incurred or suffered by PB attributable to each Participant's interest in any of the Program Lands, or attributable to any contract or agreement entered into by PB on behalf of the Participant, provided that the indemnification shall not apply if the liability, cost, risk or expense arises from the negligence or willful misconduct of PB.

(5)

PB shall indemnify the Participant from and against all liability, cost, risk and expense incurred or suffered by the Participant attributable to PB's interest in any Program Lands.

(6)

In connection with its duties under the Program, PB shall be entitled to charge to and recover from the Participant, proportionate to the Participating Interest Share of costs for all third party costs as are incurred for services furnished pursuant to this paragraph.

9.

Termination

This agreement shall terminate at the end of the Program Period, save for the Accounting Procedure and paragraph 8 which shall continue to apply to the lands earned by the Participant under this agreement for the period set out in the Operation Procedure or Third Party Operating Agreement, as the case may be.

10.

Area of Mutual Interest

If at any time PB or any of its affiliates acquires in the aggregate at least a 15% undivided interest in lands or other property located within the AMI between September 1, 2003, and August 31, 2007, PB shall and/or shall cause its affiliates to, within 10 days of each such acquisition, offer the Participant the right to acquire an interest equal to the Participating

Working Interest in such lands or property upon the same terms and conditions which PB and/or its affiliates acquired such interests.  To the extent possible PB shall consult with and involve the Participant in the acquisition before it is completed.  All lands owned jointly by the parties pursuant to this clause and not subject to an existing joint operating agreement shall be governed by the Operating Agreement.  If any lands are subject to an existing joint operating agreement, PB shall do all things necessary to have the Participant's interest therein recognized.

11.

Good Standing Under Operating Agreement

PB shall at all times ensure that it is not in default under the Operating Agreement, that it participates fully on behalf of itself and the Participant in the drilling and completion of the Test Well in a timely fashion, and that it pays all costs and expenses associated therewith in strict compliance with the Operating Agreement.  If at any time PB fails to comply with the foregoing such that the Participant is unable to earn the interest in the Test Well or the Prospect Lands as provided for herein, then it shall immediately provide notice thereof to the Participant and, in addition:

(a)

PB shall return all monies which were forwarded to it by the Participant pursuant to Clause 3(2) and 3(3)(a) hereof unless such monies have been forwarded to and expended by the Operator under the Operating Agreement; and

(b)

PB shall be liable for and indemnify the Participant against all costs, damages and expenses suffered by the Participant which results from PB's breach of this clause 11 including without limitation all losses, costs or damages suffered by the Participant resulting from any forfeitures of interests or suspensions of rights to which PB is subject under the Operating Agreement.

12.

Successors in Interest

This Agreement and its terms shall not be assigned and/or sold without the prior written consent of PB and other participants as provided for under the Operating Agreement, such consent shall not be unreasonably withheld.

13.

Force Majeure

If either party is rendered, wholly or in part, unable by force majeure to carry out its obligations under this Agreement, other than the obligation to make money payments, it shall give the other party prompt written notice of the force majeure with reasonably full particulars concerning it.  Thereupon, so far as the party and its obligations are affected by the force majeure, such obligations shall be suspended during the continuance of the force majeure and for such time thereafter as is reasonably required to resume performance of the obligation following removal of the force majeure situation.  The term "force majeure" as herein employed, shall mean an act of god, strike, lockout or other industrial disturbance, act of public enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion, unusual government action, unusual governmental delay, restraint or ination, unavailability of equipment or any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of that party and which is not caused by its negligence.

14.

Tax Partnership

It is not intended by the Agreement to create, nor shall this Agreement be construed as creating any relationship between the parties hereto of employer and employees, or any partnership, or association or corporation between the parties hereto.  The liabilities of the parties hereto shall be as set forth in this Agreement and PB and the Participant shall be responsible only for their share of the costs, expenses, debts or obligations incurred hereunder as herein provided.  The parties hereto agree as between themselves to elect to be excluded from the application of Subchapter K of Chapter I of Subtitle A of the United States Internal Revenue Code of 1954, as amended, and similar provisions of the statues of any state.

15.

Notice

Except as otherwise specifically provided herein, any notice or other communication required hereunder shall be considered as having been given if delivered personally, or if mailed postage prepaid or telephone addressed to the following addresses respectively:

PB Energy USA, Inc. c/o #525 - 999 West Hastings Street Vancouver, BC V6C 2W2 Telephone: (604) 689-1810 Facsimile: (604) 689-1817	Participant As set out in Schedule "A"

16.

Non-Disclosure

All information regarding a Test Well shall be held confidential for a period of one (1) year from the drilling of the Test Well.  Neither Party shall disclose any such confidential information to third parties without prior consent of the other party unless such disclosure is required by applicable law, rule, order or regulation or by any stock exchange on which the party is or desires to be listed.

17.

General

(1)

This agreement shall be governed and interpreted in accordance with the laws of the State of Texas and shall, for all purposes, be deemed to have been made in the Province of British Columbia.

(2)

The terms of this agreement express and constitute the entire agreement between the parties and no implied covenant or liability of any kind is created or shall arise by reason of these presents or anything in this agreement contained.

(3)

Each party shall do further acts and execute and deliver all further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this agreement.

(4)

Subject to the terms and conditions of this agreement, this agreement shall enure to the benefit and be binding on the parties and their respective successors.

(5)

No party shall make any application for partition or take any similar proceedings relating to the Program Lands.

(6)

The Participant may not assign its interest acquired herein without the express prior consent of PB which consent shall not be unreasonably withheld.

(7)

The Participant shall not issue and news release with respect to the results of the Program without the prior written consent of PB.

(8)

All schedules are incorporated by reference as fully as though contained I the body of this agreement provided that where any provision of any schedule conflicts with any provision of the agreement, the provisions of this agreement shall prevail.

IN WITNESS WHEREOF, the parties hereto have hereunto executed this Agreement effective as of the day and year first above written.

THE CORPORATE SEAL OF PB                  )
ENERGY USA, INC. WAS                            )

HEREWITH AFFIXED IN THE                      )            C/S
PRESENCE OF:                                              )
                                                                       )
/s/ Daryl Pollock                                              )
                                                                      )
___________________________________)

THE CORPORATE SEAL OF PATCH         )
ENERGY INC. WAS HEREWITH                )

AFFIXED IN THE PRESENCE OF                )                C/S
                                                                      )
/s/ David Stadnyk                                            )
                                                                      )
___________________________________)

SCHEDULE "A"

Name of Participant:  ___Patch Energy Inc._________________________

Address of Participant:  __1220 - 666 Burrard St.________________________

__Vancouver, BC V6C 2X8_______________________

Telephone Number:  ___604-688-2790________________________________

Facsimile Number:  ____604-688-5390______________________________

Email Address:  ______gtsafalas@patchenergy.com_____________________

Participating Working Interest:  3.75% Working Interest in a Test Well and 3.75% Working Interest in the Program Lands.

Participating Interest Share: 5% of Prospect Acquisition Costs = $15,000

5% of Test Well Operations

3.75% of Development of Program Lands

Participating Interest:

3.75% of 75% in the Test Well

3.75% of 75% in the Program Lands

SCHEDULE "B"

(1)

Description of Lands Subject to This Agreement:

All of those oil and gas leased lands situate lying and being located in Goliad County and legally described as follows:

Tract One:

Approximately 287 acres of land being subdivided out of a tract of 500 acres described in that certain Warranty Deed dated June 9, 1934, from J.M. Burns, et al to Louis Hoff, recorded in Volume 73, Page 270 of the Deed Records of Goliad County, Texas; SAVE AND EXCEPT those tracts numbered and referred to in said Deed as (1) 70 acres of a 640 acre survey, 8, A-411, (2) 67 acres of a 86 acre survey, A-367, and (4) 76 acres of a 160 acre survey, A-124;

Tract Two:

Approximately 200 acres of land out of the E. Ferguson Survey Abstract 124, the P.H. Holt Survey, A-150, the Con. El Paso 1. & M. Company Survey, Abstract 355; the J. Langham Survey, Abstract 190, the W. Bromley Survey, Abstract 55, and the Dean Langham Survey, Abstract 359, Goliad County, Texas and being the same tract described in Deed dated June 7, 1934 from J.M. Burns and J.C. Burns to R.B. Wells, recorded in Volume 73, Page 256, Deed Records of Goliad County, Texas; and

Tract Three:

Approximately 368.59 acres of land out of the P.H. Holt Survey, Abstract 130; the Con. El Paso l. & M. Company Survey, Abstract 355; and the Dean Langham Survey, Abstract 359, Goliad County, Texas, and being the same tract described as Tract 4 in Gift Deed dated May 17, 1989 from Robbie Nell Gayle to B.B. Gayle, recorded in Volume 425, Page 762 of the Deed Records of Goliad County, Texas.

The total number of acres being 855.59 plus or minus, and lying within Goliad County of Texas.

(2)

Restriction, if any, as to depth, formations, or substances:  See Leases

(3)

Parties to agreement with addresses and telephone numbers for notice purposes:

Name	Address for Service	Telephone/Telecopier Number
Patch Energy Inc.	1220 - 666 Burrard St.	688-6790 TEL
	Vancouver, BC V6C 2X8	688-5390 FAX

(4)

Percentages or fractional interests of parties to this agreement:

Name	Working Interest

(5)

Title Documents and Oil and Gas Leases and/or Oil and Gas Interests subject to this agreement:

Lease Agreement dated April 2, 2003, entered into between Cascadia Oil & Gas and The Estate of Meta Hoff whereby Cascadia Oil & Gas acquired certain oil and gas rights in and to the lands with respect to Tract 1.

Assignment Agreement dated August 29, 2003, entered into between Cascadia Oil & Gas and PB Energy Partners Ltd. with respect to Tract 1.

Lease Agreement dated May 1, 2003, entered into between Cascadia Oil & Gas and Bob Bartlett Gayle and Lucinda Gayle aka Cindy Gayle whereby Cascadia Oil & Gas acquired certain oil and gas rights in and to the lands with respect to Tracts 2 and 3.

Assignment Agreement dated August 29, 2003, entered into between Cascadia Oil & Gas and PB Energy Partners Ltd. with respect to Tracts 2 and 3.

(6)

Burdens on production:

Land owner royalties - 1/5

Cascadia Oil & Gas - 3/100

PB Energy USA, Inc. - 2/100

SUB-PARTICIPATION AGREEMENT

THIS AGREEMENT made the 6th day of November, 2003

BETWEEN:

PATCH ENERGY INC.

(herein called "Patch")

OF THE FIRST PART

AND:

FAIRCHILD INTERNATIONAL CORPORATION

(herein called "Fairchild")

OF THE SECOND PART

WHEREAS:

A.

Pursuant to the terms of a participation agreement dated September 30, 2003 (the "Participation Agreement") between Patch, and PB Energy USA Inc. ("PB"), Patch was granted the right to earn a 3.75% working interest in the Test Well and a 3.75% working interest in the Program Lands (as those capitalized terms are defined in this Participation Agreement) by paying 5% of the Prospect Acquisition Costs being US$15,000, 5% of the Test Well Operations and 3.75% of the costs of Development of Program Lands, (collectively "the Costs") (as those capitalized terms are defined in the Participation Agreement (the "Interest");

B.

Fairchild is desirous of earning a 1.875% interest in the Test Well and The Program Lands, being a one-half (1/2) share of the Interest (the "Partial Interest") in consideration of incurring an equal percentage of the costs (the "Costs") associated with the acquisition of the Interest;

THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

1.

PARTICIPATION

1.1

Patch hereby agrees to grant to Fairchild the right to earn the Partial Interest.

1.2

In order to earn the Partial Interest Fairchild shall fund and in this regard Fairchild shall pay such Costs as and when requested by Patch in order that Patch may fulfil its obligations under the Participation Agreement in respect of the Costs provided that, if Fairchild fails to make any such payments, its right to earn the Partial Interest shall cease and this Agreement shall be terminated.

1.3

In circumstances where Fairchild incurs all the Costs, it shall have earned the right to the Partial Interest and, in such instance, Patch shall use its reasonable best efforts to seek the consents necessary to assign the Partial Interest to Fairchild provided that, if such consents are not obtained, Patch shall hold the Partial Interest in trust for Fairchild.

2.

REPRESENTATIONS AND WARRANTIES OF PATCH

2.1

Patch represents and warrants to Fairchild in order to induce Fairchild to enter into this Agreement, as follows:

(a)

the Participation Agreement is in good standing, not in default and enforceable by Patch in accordance with its terms;

(b)

Patch has not assigned, transferred, optioned or otherwise encumbered the Interest except as provided for herein; and

(c)

Patch has all corporate authority and has obtained any and all consents required to enter into this Agreement.

3.

REPRESENTATIONS AND WARRANTIES OF FAIRCHILD

3.1

Fairchild represents and warrants to Patch in order to induce Patch to enter into this Agreement that Fairchild has all corporate authority and has obtained any and all consents required to enter into this Agreement.

4.

COVENANTS OF PATCH

4.1

Patch covenants with Fairchild that it shall:

(a)

upon receipt of any payments from Fairchild pursuant to section 1.2 hereof, advance those payments to PB in accordance with the terms of the Participation Agreement;

(b)

keep Fairchild informed in a timely manner of the operations under the Participation Agreement and shall provide Fairchild with copies of any data it shall receive pursuant to the Participation Agreement; and

(c)

upon Fairchild having earned the Partial Interest, forthwith upon receipt of same, forward any revenues received by Patch on account of the Partial Interest to Fairchild.

6.

GENERAL

6.1

Time shall be of the essence in this Agreement.

6.2

This Agreement may be executed in counterpart and delivered by facsimile transmission and each counterpart, once so delivered to the other party, shall be binding on the parties.

6.3

This Agreement shall be subject to, interpreted, construed and enforced in accordance with the laws in effect in the Province of British Columbia.  Each party accepts the jurisdiction of the courts of the Province of British Columbia.

6.4

This Agreement supersedes and replaces all other agreements, documents, discussions and verbal understandings between the parties with respect to the Interest and contains the entire agreement between the parties.

6.5

The address for service of notices for each party is:

To Patch: Patch Energy Inc. Suite 1220 - 666 Burrard Street Vancouver, BC V6C 2X8 Attention: David Stadnyk

To Fairchild: Fairchild International Corporation Suite 1220 - 666 Burrard Street Vancouver, BC V6C 2X8 Attention: George Tsafalas

6.6

This Agreement shall enure to the benefit of and be binding upon the parties hereto and each of their respective successors and assigns.

6.7

Each of the parties covenant and agree to do such acts and execute and deliver all such documents, conveyance and transfers as may be reasonably requested or required by the other party, in order to fully perform and carry out the terms of this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first set out above.

PATCH ENERGY INC.
/s/ David Stadnyk
Per: __________________________________

Authorized Signatory

FAIRCHILD INTERNATIONAL CORPORATION
/s/ George Tsafalas
Per: __________________________________

Authorized Signatory